UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2019

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard

Greensboro, North Carolina 27408

(Address of principal executive offices)

(336) 424-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On April 30, 2019, V.F. Corporation (VF) announced the approval of the previously announced separation of its Jeanswear organization (the “Separation”) by its Board of Directors, which will be achieved through the distribution of 100% of the shares of Kontoor Brands, Inc. (Kontoor Brands) to holders of VF common stock on the record date of May 10, 2019. VF stockholders of record will receive one share of Kontoor Brands common stock for every seven shares of VF common stock. The distribution is expected to be completed after the New York Stock Exchange market closing on May 22, 2019. Following the Separation, Kontoor Brands will be an independent, publicly traded company, and VF will retain no ownership interest in Kontoor Brands.

A copy of the press release announcing these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K and attachments are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with the proposed spin-off of VF’s Jeanswear business, including the risk that the spin-off will not be consummated within the anticipated time period or at all; the risk of disruption to VF’s business in connection with the proposed spin-off and that VF could lose revenue as a result of such disruption; the risk that the companies resulting from the spin-off do not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of both businesses; and the risk that the combined value of the common stock of the two publicly-traded companies will not be equal to or greater than the value of VF common stock had the spin-off not occurred. There are also risks associated with the relocation of VF’s global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to VF operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in VF’s business, the risk that VF may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks for both companies include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; VF’s reliance on a small number of large customers; the financial strength of VF’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international and direct-to-consumer businesses; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; ability to properly collect, use, manage and secure consumer and employee data; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the Securities and Exchange Commission, including VF’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

Date: April 30, 2019	By:	/s/ Laura C. Meagher
		Name:	Laura C. Meagher
		Title:	Vice President, General Counsel & Secretary